SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2004

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Beaver Street

Waltham, Massachusetts 02453

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Page 1 of 4 pages.

Item 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

The initial purchasers in Oscient Pharmaceuticals Corporation’s recently announced offering of $125 million principal amount of 3.5% senior convertible notes due 2011 (the “Notes”) exercised an option on May 25, 2004 to purchase an additional $18.75 million principal amount of the Notes in a private placement under the Securities Act of 1933 (the “Securities Act”). A copy of the press release regarding the option closing is attached hereto as Exhibit 99.1. In addition, Oscient Pharmaceuticals sold $6 million principal amount of the Notes to an institutional investor pursuant to a pre-existing right of participation in a private placement transaction under the Securities Act on May 25, 2004.

The Notes, and the common stock issuable upon conversion of the Notes, are not registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

This current report shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of Oscient Pharmaceuticals, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1    Press Release issued by Oscient Pharmaceuticals Corporation on May 25, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By: /s/ Steven M. Rauscher

        Name: Steven M. Rauscher

        Title: President and

        Chief Executive Officer

Date: May 26, 2004

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on May 25, 2004.

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